   As filed with the Securities and Exchange Commission on February 23, 2000
                                               Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                       _________________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          The Securities Act of 1933

                                C-COR.net Corp.
               -------------------------------------------------
            (Exact name of registrant as specified in its charter)

                      Pennsylvania                                                  24-0811591
-------------------------------------------------------------            -----------------------------------
(State or other jurisdiction of incorporation or organization)           (I.R.S. Employer Identification No.)

                       60 Decibel Road
                 State College, Pennsylvania                                     16801
          ----------------------------------------                             ----------
          (Address of Principal Executive Offices)                             (Zip Code)

          C-COR.net Corp. Stock Option Plan (For Employees of Worldbridge Broadband Services, Inc.)
          -----------------------------------------------------------------------------------------
                                            (Full title of the plan)

                      David A. Woodle, President and CEO
                                C-COR.net Corp.
                                60 Decibel Road
                       State College, Pennsylvania 16801
                     -------------------------------------
                    (Name and address of agent for service)

                                (814) 238-2461
          -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                with a copy to:
                          Robert C. Gerlach, Esquire
                    Ballard Spahr Andrews & Ingersoll, LLP
                        1735 Market Street, 51st Floor
                       Philadelphia, Pennsylvania 19103
                                (215) 665-8500

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------
--------------------------------------------------------------------------------
                                    Proposed     Proposed
Title of                            Maximum      Maximum
Securities         Amount           Offering     Aggregate          Amount of
to be              to be            Price Per    Offering           Registration
Registered         Registered(1)    Share        Price              Fee
--------------------------------------------------------------------------------
Common Stock,
par value $.05     170,114          $(2)         $1,148,028.44 (2)  $303.08
per share           shares
________________________________________________________________________________
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Registrant is increased by stock split, reclassification, stock dividend and similar transactions.
(2) In accordance with Rules 457(c) and (h), the price shown is based upon 170,114 shares offered pursuant to options outstanding exercisable at the following prices: (i) 20,602 shares at $0.86 per share, and (ii) 149,512 shares at $7.56.

         PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I of this Registration Statement will be given or sent to all persons who participate in the C-COR.net Corp. Stock Option Plan (For Employees of Worldbridge Broadband Services, Inc. ) (the "Plan").

         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by C-COR.net Corp. (the "Company") (File No. 0-10726) are incorporated herein by reference: (1) the Company's Report on Form 10-K (as amended by Form 10-K/A) for the Fiscal Year Ended June 25, 1999 (the consolidated financial statements incorporated by reference in Item 8 of the Form 10-K (as amended by Form 10-K/A) do not reflect the pooling of interests transactions with Convergence.com Corporation or Silicon Valley Communications, Inc. -- see Form 8-K filed on September 24, 1999 (as amended by Form 8-K/A filed on October 13, 1999) for supplemental restated consolidated financial statements reflecting these transactions); (2) the Company's Reports on Form 10-Q for the Periods Ended September 24, 1999 and December 24, 1999; (3) the Company's Current Reports on Form 8-K filed on July 15, 1999, July 26, 1999 (as amended by Form 8-K/A filed on August 2, 1999), August 30, 1999, September 24, 1999 (as amended by Form 8-K/A filed on October 13, 1999), December 16, 1999, January 18, 2000 and January 20, 2000 (two reports filed); (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 27, 1982 (as amended by Form 8 filed with the Commission on July 3,
1990); and (5) the description of the Company's Series A Junior Participating Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act on August 30, 1999.

          Each document filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988 permits, and in some cases requires, the indemnification of officers, directors and employees of the Company. Article VII-Section 7-1 of the Company's bylaws provides that the Company shall indemnify any director or officer of the Company against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him, including actions or suits by or in the right of the Company, by reason of the fact that he is or was a director or officer of the Company, its parent or any of its subsidiaries, or acted as a director or officer or in any other capacity on behalf of the Company, its parent or any of its subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

          The Board of Directors by resolution may similarly indemnify any person other than a director or officer of the Company to the fullest extent now or hereafter permitted by law for liabilities incurred by him in connection with services rendered by him for or at the request of the Company, its parent or any of its subsidiaries.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

4 Specimen copy of Common Stock certificate (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-8, File No. 2-95959)

5         Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1      Consent of KPMG LLP (Philadelphia, PA)

23.2      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
          Exhibit 5)

24.1      Power of Attorney executed by Donald M. Cook, Jr.

24.2      Power of Attorney executed by I.N. Rendall Harper, Jr.

24.3      Power of Attorney executed by John J. Omlor

24.4      Power of Attorney executed by Frank Rusinko, Jr.

24.5      Power of Attorney executed by James J. Tietjen

24.6      Power of Attorney executed by Michael J. Farrell

99.1 C-COR.net Corp. Stock Option Plan (For Employees of Worldbridge Broadband Services, Inc.)

Item 9.   Undertakings.
          ------------

          A.  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on February 23, 2000.


                                C-COR.net CORP.



                                By: /s/ David A. Woodle
                                    -------------------------
                                    David A. Woodle
                                    President and Chief
                                    Executive Officer

                                 POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, DAVID A. WOODLE and WILLIAM T. HANELLY and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and be done in connection with the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                              Date
     ---------                -----                              ----

/s/ David A. Woodle      President and Chief               February 23, 2000
-------------------
David A. Woodle          Executive Officer and
                         Director (Principal Executive
                         Officer)

     Signature                Title                              Date
     ---------                -----                              ----

/s/ Richard E. Perry          Chairman                       February 23, 2000
------------------------
Richard E. Perry


      *                       Director                       February 23, 2000
------------------------
Donald M. Cook, Jr.


      *                       Director                       February 23, 2000
------------------------
I.N. Rendall Harper, Jr.


________________________      Director                       February 23, 2000
Anne P. Jones


      *                       Director                       February 23, 2000
------------------------
John J. Omlor


      *                       Director                       February 23, 2000
------------------------
Frank Rusinko, Jr.


      *                       Director                       February 23, 2000
------------------------
James J. Tietjen


      *                       Director                       February 23, 2000
------------------------
Michael J. Farrell


/s/ William T. Hanelly        Vice President -               February 23, 2000
------------------------      Finance, Treasurer
William T. Hanelly            and Secretary (Principal
                              Financial Officer)


/s/ Joseph E. Zavacky         Controller and                 February 23, 2000
------------------------      Assistant Secretary
Joseph E. Zavacky             (Principal Accounting
                              Officer)

* By: /s/ William T. Hanelly
     ----------------------------------------               February 23, 2000
     William T. Hanelly, as attorney-in-fact
     for the persons indicated

                                     EXHIBIT INDEX



Number                    Exhibit
------                    -------

4 Specimen copy of Common Stock certificate (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-8, File No. 2-95959)

5         Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1      Consent of KPMG LLP (Philadelphia, PA)

23.2      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
          Exhibit 5)

24.1      Power of Attorney executed by Donald M. Cook, Jr.

24.2      Power of Attorney executed by I.N. Rendall Harper, Jr.

24.3      Power of Attorney executed by John J. Omlor

24.4      Power of Attorney executed by Frank Rusinko, Jr.

24.5      Power of Attorney executed by James J. Tietjen

24.6      Power of Attorney executed by Michael J. Farrell

99.1 C-COR.net Corp. Stock Option Plan (For Employees of Worldbridge Broadband Services, Inc.)